Exhibit 10.2

INTELLECTUAL PROPERTY OWNERSHIP AND LICENSE AGREEMENT

THIS INTELLECTUAL PROPERTY OWNERSHIP AND LICENSE AGREEMENT ("Agreement") effective as of July 19, 2019 (the "Effective Date"), is made between Cosmos Group Holdings, Inc., a Nevada corporation (“COSG”), on the one hand, and Hong Kong Healthtech Limited, a limited liability company organized under the laws of Hong Kong (“HKHL”), 深圳傅正勤教育科技有限公司Shenzhen Fu Zheng Qin Education Technology Limited (formerly known as Shenzhen Yongle Innovative Education Limited), a limited company organized under the laws of the People’s Republic of China (“SZFZQ”) and their Affiliates (together with HKHL, the “HKHL Entities”), each only, with respect to their respective obligations hereunder, on the other hand.

WHEREAS, the HKHL Entities are engaged in the business of developing and delivering educational content through educational apps, software, books, and comic drawings (the “Business”);

WHEREAS, COSG desires to enter into the Business through its acquisition of a controlling interest in HKHL;

WHEREAS, COSG and the HKHL Entities are parties to that certain Share Exchange Agreement, of even date hereof, pursuant to which COSG agreed to issue 6,232,951 shares of its common stock, par value $0.001, to acquire 51% of the issued and outstanding securities of HKHL (the “Share Exchange”);

WHEREAS, in connection with the Share Exchange, COSG desires to obtain from the HKHL Entities the exclusive right to exploit all intellectual property necessary or desirable for engaging in the Business;

NOW, THREEFORE, in mutual consideration of the promises and obligations set forth below, the parties agree as follows:

1.      General. COSG and the HKHL Entities desire to establish a contractual relationship that will (i) define the ownership of certain intellectual property rights as between the parties, and (ii) grant COSG certain licenses and other rights in and to intellectual property rights owned by the other part(ies), all in accordance with the terms and conditions set forth in this Agreement.

2.      Definitions. For purposes of this Agreement, and in addition to certain terms defined on first use herein and in any schedule attached hereto, the following terms shall have the following meanings.

2.1.      "Affiliate" shall mean an entity that controls, is under common control with, or that is controlled by, the entity with which it is affiliated.

2.2.      "Confidential Information" shall mean (i) all ideas and information of any kind, including, without limitation, technology, know-how, technical data, products, software, works of authorship, assets, operations, contractual relationships, business plans or any other aspect of either party's business, in written, other tangible or electronic form provided by one party (the "disclosing party") to the other party ("the receiving party") which is labeled by the disclosing party as "confidential", "proprietary" or with a legend of similar import; (ii) software in any form (including, without limitation, related documentation), whether or not labeled in accordance with the preceding; (iii) Existing Non-Statutory Intellectual Property obtained from the disclosing party; and (iv) information orally disclosed and identified as confidential at the time of such disclosure which is summarized in writing within thirty (30) days of such disclosure. Confidential Information shall not, however, include any information that (a) lawfully in the receiving party's possession, with no restriction on use or disclosure, prior to its acquisition from the disclosing party; (b) received in good faith by the receiving party, with no restrictions on use or disclosure, from a third party not subject to any confidential obligation to the disclosing party; (c) now or later becomes publicly known through no breach of confidential obligation by the receiving party; (d) released by the disclosing party to any other person, firm or entity (including, without limitation, governmental agencies or bureaus) without restriction on use or disclosure; or (e) independently developed by or for the receiving party without any reliance on or use of Confidential Information of the disclosing party. The foregoing exceptions shall not apply to software in any form.

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2.3.      "Existing Non-Statutory Intellectual Property" shall mean all unpatented inventions (whether or not patentable), trade secrets, know-how and proprietary information, including but not limited to (in whatever form or medium), discoveries, ideas, compositions, formulae, computer programs (including, without limitation, source and object codes and documentation), databases, drawings, designs, plans, proposals, specifications, photographs, samples, models, processes, procedures, data, information, manuals, reports, financial, marketing and business data, pricing and costing information, correspondence and notes relating to and arising or developed from the Business, to the extent owned by either party hereto as of the Effective Date; provided, however, the foregoing shall not include any Third Party Intellectual Property Rights or any copyrights, trademarks, service marks, corporate names, domain names or applications for any of the foregoing.

2.4.      "Existing Other Intellectual Property" shall mean all copyrights, trademarks, service marks, corporate names, domain names or applications for any of the foregoing existing as of the Effective Date and owned as of the Effective Date by a party hereto.

2.5.      "Existing Patents", shall mean (i) the patents, patent applications and Invention Disclosures (together with any patents issuing on the foregoing patent applications and Invention Disclosures, divisions, continuations or continuations-in-part thereof; patents, patent extensions, certificates of invention, reissues, renewals and additions thereof) listed on Exhibit A to this Agreement; (ii) the patents, patent applications and Invention Disclosures (together with any patents issuing on the foregoing patent applications and Invention Disclosures, divisions, continuations or continuations-in-part thereof; patents, patent extensions, certificates of invention, reissues, renewals and additions thereof) listed on Exhibit B to this Agreement; and (iii) all other patents and patent applications (together with any patents issuing on the foregoing patent applications, divisions, continuations or continuations-in-part thereof; patents, patent extensions, certificates of invention, reissues, renewals and additions thereof) existing as of the Effective Date and owned by the HKHL Affiliates.

2.6.      “Future Intellectual Property” shall mean: (i) all patents and patent applications (together with any patents issuing on the foregoing patent applications, divisions, continuations or continuations-in-part thereof; patents, patent extensions, certificates of invention, reissues, renewals and additions thereof) existing after the Effective Date and owned by the HKHL Affiliates; (ii) all unpatented inventions (whether or not patentable), trade secrets, know-how and proprietary information, including but not limited to (in whatever form or medium), discoveries, ideas, compositions, formulae, computer programs (including, without limitation, source and object codes and documentation), databases, drawings, designs, plans, proposals, specifications, photographs, samples, models, processes, procedures, data, information, manuals, reports, financial, marketing and business data, pricing and costing information, correspondence and notes to the extent owned by any of the HKHL Entities after the Effective Date; provided, however, the foregoing shall not include any Third Party Intellectual Property Rights or any copyrights, trademarks, service marks, corporate names, domain names or applications for any of the foregoing; and (iii) Other Intellectual Property owned by any of the HKHL Entities.

2.7.      "Intellectual Property Rights" shall mean Existing Patents and Jointly Owned Non-Statutory Intellectual Property.

2.8.      "Invention Disclosure" shall mean a disclosure, in written or electronic form, of subject matter which is intended to be the subject of one or more patent applications and was prepared in conformance with the internal policies of a party hereto.

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2.9.      "Jointly-Owned Non-Statutory Intellectual Property" shall mean all Existing Non-Statutory Intellectual Property existing and owned by either or both parties hereto or any of their Affiliates as of the Effective Date, but excluding any Previously Licensed Non-Statutory Intellectual Property.

2.10.  "Other Intellectual Property" shall mean all copyrights, trademarks, service marks, corporate names, domain names or applications for any of the foregoing developed, created or acquired from a third party after the Effective Date which are owned by a party hereto.

2.11.  "Previously Licensed Non-Statutory Intellectual Property" shall mean that portion of Existing Non-Statutory Intellectual Property which exists and is owned by one party hereto (or its Affiliates) as of the Effective Date and is licensed to the other party hereto (or its Affiliates) pursuant to a separate written agreement effective on or before the Effective Date.

2.12.  "Third Party Intellectual Property" shall mean any patents, copyrights, software trade secrets, trademarks, service marks, proprietary information and other intellectual property, in any form, that is owned by a third party and is required or useful for the exercise of any rights or licenses in Intellectual Property Rights conveyed or granted pursuant to this Agreement.

3.      Ownership.

3.1.      Existing Patents. On the terms and subject to the conditions set forth herein and subject to rights and licenses granted to third parties on or before the Effective Date, the ownership of all right, title and interest in and to the Existing Patents as of and after the Effective Date shall be apportioned as follows and each party hereto agrees to execute such documents of assignment and to take such other actions as may be required to effect the following:

3.1(a)      The Existing Patents listed on Exhibit A hereto shall be owned exclusively by HKHL or the HKHL Entities;

3.1(b)     The Existing Patents listed on Exhibit B hereto shall be jointly owned by COSG and the HKHL Entities, with neither party being obligated to account to the other therefor; and

3.1(c)      (c) All other Existing Patents shall be owned exclusively by COSG.

3.2.      Jointly-Owned Non-Statutory Intellectual Property. On the terms and subject to the conditions set forth herein and subject to the rights and licenses granted to third parties on or before the Effective Date, as between the parties, COSG and the HKHL entities shall jointly own, as of the Effective Date all right, title and interest in and to any and all Jointly-Owned Non-Statutory Intellectual Property, with neither party being required to account to the other therefor. Previously Licensed Non-Statutory Intellectual Property shall continue to be owned solely and exclusively by the owner thereof, and its use and other rights therein by the other party defined by the terms and conditions of such separate agreements between COSG and the HKHL Entities or their respective Affiliates applicable to such Previously Licensed Non-Statutory Intellectual Property.

3.3.      Existing Other Intellectual Property. Existing Other Intellectual Property shall continue to be owned after the Effective Date by the party owning such Existing Other Intellectual Property on the Effective Date.

3.4.      Other Intellectual Property.

3.4(a)      Except as other expressly provided in Sections 3.4 for certain Other Intellectual Property, ownership by any party hereto of any and all right, title and interest in and to Other Intellectual Property shall be determined in accordance with applicable law and/or any agreements into which such party has entered with its employees, subcontractors, agents or other third parties.

3.4(b)     In certain circumstances, it may be possible to obtain Other Intellectual Property in and to Jointly-Owned Non-Statutory Intellectual Property. Notwithstanding joint ownership of Jointly-Owned Non-Statutory Intellectual Property, the right to seek any Other Statutory Intellectual Property on the Jointly-Owned Intellectual Property, and the ownership in and to any right, title and interest of any such Other Intellectual Property that may result, shall be determined in accordance with the following:

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3.4.b.(i)                   for any and all Other Intellectual Property in and to works of authorship and mask works that are Jointly-Owned Non-Statutory Intellectual Property, the party or parties that employ at least one author of such work (or in the case of a work-for-hire, one contributor to such work) immediately after the Effective Date shall have the right to seek such Other Intellectual Property in and to such works and shall exclusively own, as between the parties, all right, title and interest in and to any Other Intellectual Property that result therefrom;

3.4.b.(ii)                 in the event of multiple authors and/or contributors, as the case may be, at least one of which authors and/or contributors is employed immediately after the Effective Date by each of the parties hereto, all right, title and interest in and to such Other Intellectual Property that results therefrom shall be jointly owned by both parties, without the obligation of either party to account to the other therefor; and

3.4.b.(iii)               in the event that the author(s) or contributor(s), as the case may be, is not employed by any of the parties hereto, all right, title and interest in and to such Other Intellectual Property that results therefrom shall be jointly owned by COSG and the applicable HKHL Entities, with neither party having a duty to account to the other for the exploitation thereof.

3.5.   Preparation, Prosecution and Enforcement of Intellectual Property Rights. Except as provided below for jointly-owned Intellectual Property Rights, the owner of the Intellectual Property Rights, at its expense, shall control the preparation, filing and prosecution of any patent applications directed to such Intellectual Property Rights and to the maintenance and enforcement of any patents that result therefrom, and the other party hereto shall cooperate with the owner in such efforts at the owner's reasonable request and expense. For purposes of Intellectual Property Rights which are jointly owned, COSG shall control the preparation, filing and prosecution of such Intellectual Property Rights and the cost thereof shall be borne equally by COSG and the HKHL Entities; provided, however, that (i) COSG will consult with the HKHL Entities regarding the choice of foreign jurisdictions in which to protect such Intellectual Property Rights; (ii) COSG will provide copies of all documents filed with or received from the relevant patent or other government offices in connection with the prosecution of such Intellectual Property Rights; and (iii) the choice of prosecution counsel shall be reasonably satisfactory to the HKHL Entities. If COSG refuses to file a patent application for protection of any such jointly owned Intellectual Property Rights after the HKHL Entities has requested that COSG do so, the HKHL Entities may do so, with counsel reasonably satisfactory to COSG, and the cost thereof shall be borne equally by COSG and the HKHL Entities.

3.6.   Limitations and Obligations of Ownership.

3.6(a)         Each party shall have the right, but not the obligation, to obtain, maintain and enforce any Intellectual Property Rights solely owned by such party in such manner as such party deems appropriate in its sole discretion.

3.6(b)        To the extent any party hereto has any right, title or interest in or to any Intellectual Property Right that is to be owned jointly or exclusively by the other party in accordance with the terms of this Section 3.6(b), such first party shall assign, and hereby assigns, to such other party such portion or all of the first party's right, title and interest in and to such Intellectual Property Right as required hereunder. The first party shall execute and procure such documents and take such other actions as may be reasonably requested from time to time by the other party to obtain for its own benefit such Intellectual Property Rights or otherwise to transfer or confirm its Intellectual Property Rights.

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3.6(c)         For any and all jointly owned Intellectual Property Rights, subject to the obligations of Confidentiality set forth in Section 8 hereof:

3.6.c.(i)                    Each party shall have an undivided joint interest with the other party in and to all such jointly owned Intellectual Property Rights.

3.6.c.(ii)                  Each party shall have the right to license or sublicense jointly owned Intellectual Property Rights without any duty to account to the other party.

3.6.c.(iii)                Each party shall have the right to exercise or otherwise exploit jointly owned Intellectual Property Rights (including, without limitation, the right to make, use, offer for sale, sell, and make versions, adaptations and derivatives works), by any manner and means now known or hereafter devised, in perpetuity, without any duty to account to the other party.

3.6.c.(iv)                Each party shall obtain waivers of any and all claims against the other party that any employee, subcontractor or agent of such party may now or hereafter have in any jurisdiction under "moral rights" or rights of "droit moral" encompassed by any jointly owned Intellectual Property Rights, and to the extent that such rights may not be waived, each such party shall secure covenants and stipulations of those individuals not to assert such rights against any of the other parties hereto or their respective successors, assigns, licensees and sublicensees.

3.6.c.(v)                  If either party becomes aware of any infringement, misuse or misappropriation of any jointly owned Intellectual Property Right or any attempt to invalidate any jointly owned Intellectual Property Right, such party shall promptly notify the other party, and the parties shall thereafter confer in good faith regarding the steps, if any, that should be taken to remedy any such infringement, misuse or misappropriation or any such invalidity attempt. Either party shall have the right, at its sole discretion and expense, to enforce any jointly owned Intellectual Property Right against a third party. The other party shall reasonably cooperate in any such proceeding; provided, however, that the party bringing such proceeding shall reimburse the other party for such other party's costs and reasonable expenses, including reasonable attorneys fees, incurred in connection with such cooperation; and provided, further, that the duty of cooperation shall not interfere or diminish in any way with the right of such other party to grant licenses hereunder, including licenses to the accused infringer, and otherwise exploit all of such other party's rights in the jointly owned Intellectual Property Right.

3.6.c.(vi)                Nothing contained in this Agreement, including, without limitation, joint ownership of Jointly-Owned Non-Statutory Intellectual Property, shall require either party or its Affiliates to disclose or otherwise provide to the other party or its Affiliates any Jointly-Owned Non-Statutory Intellectual Property.

3.7.   Each party hereto acknowledges and agrees that, as between the parties and as of the Effective Date, the HKHL Entities exclusively own any and all right, title and interest in Existing Patents listed on Exhibit A, and that under this Agreement, the COSG shall acquire no right, title, or interest in or to any of the foregoing, other than any rights expressly granted hereunder.

3.8.   Each party hereto acknowledges and agrees that, as between the parties and as of the Effective Date, COSG exclusively own any and all right, title and interest in Existing Patents (other than Existing Patents listed on Exhibits A and B), and that under this Agreement, the HKHL Entities shall acquire no right, title, or interest in or to any of the foregoing, other than any rights expressly granted hereunder.

3.9.   Notwithstanding anything contained in this Agreement, each party expressly reserves the right to enforce its agreements with current and former employees relating to Intellectual Property Rights or relating to obligations of confidentiality, nondisclosure and nonuse of proprietary or confidential information.

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4.      License Grants. On the terms and subject to the conditions set forth herein and subject to rights and licenses granted to third parties on or before the Effective Date, each applicable HKHL Entity hereby grants to COSG a worldwide, non-exclusive, perpetual, royalty-free and irrevocable right and license to exercise and otherwise exploit (including, without limitation, the right to make, have made, use, offer for sale, sell, lease, license and sublicense and to practice any method in the exercise of the foregoing), by any manner and means now known or hereafter devised, all of the following (collectively, the “Licensed IP”):

•	Existing Patents listed on Exhibit A;
•	All Existing Non-Statutory Intellectual Property of each HKHL Entity including those set forth on Exhibit C;
•	All Existing Other Intellectual Property of each HKHL Entity including those set forth on Exhibit D;
•	All Other Intellectual Property of each HKHL Entity including those set forth on Exhibit E; and
•	All Future Intellectual Property of the HKHL Entities including without limitation, those relating to A classroom layout, the Bee Bolt coding program and the 960 Cloud Teaching Plan.

This License shall include the right of COSG to sublicense COSG’s Affiliates and their successors and assigns; provided, however, that they agree to be bound by the terms and conditions of this Agreement. Except and to the extent expressly set forth in a separate written agreement between COSG and the HKHL Entities, no right or licenses, express or implied, are hereby granted to COSG or its Affiliates under any other intellectual property owned by the HKHL Entities or its Affiliates.

4.1.   Limitations and Obligations of Licensees.

4.1(a)         Each party agrees neither to do nor to permit any act which may in any way jeopardize or be detrimental to the validity of the other party's Intellectual Property Rights (including any Licensed IP, as applicable) licensed to such party hereunder.

4.1(b)        If a party becomes aware of any infringement, misuse or misappropriation of any Intellectual Property Rights of the other party licensed to the first party hereunder (including any Licensed IP, as applicable), the first party shall notify the other party with a commercially reasonable period of time and shall cooperate reasonably with the other party, at the other party's request and expense, to terminate or remedy such infringement, misuse or misappropriation.

4.1(c)         Nothing contained herein shall be construed as obligating either party to obtain, maintain or enforce Intellectual Property Rights licensed to the other party hereunder (including any Licensed IP, as applicable).

4.1(d)        Nothing herein shall be construed as granting either party, by implication, estoppel or otherwise, any license or other right under any Intellectual Property Rights, or any of the Licensed IP, except for those rights expressly granted hereunder.

5.      Other Limitations on Ownership and Licenses.

5.1.   Prior Obligations. All rights in or to Intellectual Property Rights or the Licensed IP, as applicable, granted by either party hereunder by assignment, license or otherwise, are subject to any rights granted to any third party in such Intellectual Property Rights as of the Effective Date hereof.

5.2.   Third Party Intellectual Property. Each party acknowledges that, in order to exercise any rights granted hereunder, including but not limited to Jointly-Owned Non-Statutory Intellectual Property, it may need to license or otherwise obtain rights to use Third Party Intellectual Property. Such licenses or other rights shall be at such party's sole cost and expense and the party obtaining such licenses or other permissions shall be solely responsible for observing and complying with the terms and conditions under which such Third Party Intellectual Property is licensed or right is otherwise obtained from the applicable third party.

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6.      Warranties.

6.1.   Allocation of Risk. An essential purpose of the exclusion of warranties and limitation of liability provided in this Agreement is allocation of risks between COSG and the HKHL Entities, which allocation of risks is reflected in the arrangements between COSG and the HKHL Entities in this Agreement.

6.2.   No Conflicts. Each HKHL Entity represents and warrants that, to the best of its knowledge, it owns, or otherwise has the necessary rights in the Licensed IP and Intellectual Property Rights, to assign ownership or to grant the rights and licenses conveyed herein. With respect to Future Intellectual Property, each HKHL Entity covenants that it will own or otherwise have all necessary rights to assign ownership or to grant the rights and licenses to be conveyed herein prior to such assignment, grant or conveyance. Exhibits A, C, D and E are true, accurate and complete descriptions of the Licensed IP. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to any Intellectual Property Rights of the Licensed IP, nor is any HKHL Entity bound by or a party to any options, licenses or agreements of any kind with respect to any of the Intellectual Property of the Licensed IP the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements for software that is not and will not be incorporated into, or used to provide or develop, HKHL’s software, products or services. None of the HKHL Entities has received any communications alleging that any of them has violated or would violate any of the patents, trademarks, service marks, domain names, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The exercise or other exploitation of any Intellectual Property or Licensed IP assigned or licensed by any of the HKHL Entities hereunder shall be free from infringement of any Third Party Intellectual Property.

6.3.   Disclaimer. THE WARRANTIES IN THIS SECTION 6 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHETHER ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR PROFESSION OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES AGAINST INFRINGEMENT. WITHOUT LIMITING THE FOREGOING, EACH PARTY EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EVEN IF EITHER PARTY HAS BEEN ADVISED OR SHOULD HAVE KNOWN OF SUCH PURPOSE. Except for the warranties expressly set forth in this Section 6, each of the parties acknowledges and agrees that it has relied on no other representations or warranties and that no other representations or warranties have formed the basis of its bargain hereunder.

7.      Limitation of Liability. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 6.2 HEREOF, NEITHER PARTY BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS OR LOSS OF USE), WHETHER BASED ON CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), OR ANY OTHER CAUSE OF ACTION RELATING TO INTELLECTUAL PROPERTY RIGHTS ASSIGNED OR LICENSED HEREUNDER OR CONFIDENTIAL INFORMATION, OR OTHERWISE RELATING TO THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN INFORMED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

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8.      Confidential Information.

8.1.   Restrictions. The Confidential Information of the disclosing party may be used by the receiving party only for the performance of its obligations and the exercise of its rights hereunder and may only be disclosed to those employees, subcontractors or agents of the receiving party who have a need to know in order so to perform or exercise. Except and to the extent set forth in Section 8, the receiving party may not disclose Confidential Information of the disclosing party to any other person, entity or the public without the prior written consent of the disclosing party; provided, however, that such Confidential Information may be disclosed by the receiving party without the necessity of prior written consent to the receiving party's employees, subcontractors or consultants who require access to such Confidential Information to perform the receiving party's obligations or to exercise its rights hereunder; provided, however, such persons have entered into written agreements which contain obligations of nondisclosure and nonuse no less restrictive than set forth in this Section 8, which agreements shall be enforceable by the disclosing party.

8.2.   Compliance with Governmental, Judicial Requirements. If a receiving party receives a request to disclose any Confidential Information of the disclosing party (whether pursuant to a valid and effective subpoena, an order issued by a court or other governmental authority of competent jurisdiction or otherwise) on advice of legal counsel that disclosure is required under applicable law, the receiving party agrees that, prior to disclosing any Confidential Information of the disclosing party, it shall (i) notify the disclosing party of the existence and terms of such request or advice, (ii) cooperate with the disclosing party in taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure at the disclosing party's sole expense, if requested to do so by the disclosing party, and (iii) if disclosure is required, it shall be the obligation of the disclosing party to use its best efforts to obtain a protective order or other reliable assurance that confidential treatment shall be afforded to such portion of the Confidential Information of the disclosing party as is required to be disclosed. Notwithstanding the foregoing, nothing herein shall be construed to prevent COSG from making any disclosures reasonably deemed desirable or necessary to comply with applicable laws and regulations, including without limitation, all United States securities laws and regulations.

8.3.   Continuing Obligation. The obligation of nondisclosure and nonuse with respect to Confidential Information of the disclosing party shall survive and continue for a period of two (2) years after the Effective Date.

9.      Dispute Resolution.

9.1.   General. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled first, by good faith efforts of the parties to reach mutual agreement as set forth below.

9.2.   Initial Resolution. A party that wishes to initiate the dispute resolution process shall send written notice to the other party with a summary of the controversy and a request to initiate these dispute resolution procedures. Each party shall appoint a knowledgeable, responsible representative from the company who has the authority to settle the dispute, to meet and negotiate in good faith to resolve the dispute. The discussions shall be left to the discretion of the representatives, who may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described above or in any lawsuit pursuant to Rule 408 of the Federal Rules of Evidence. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit. The parties agree to pursue resolution under this subsection for a minimum of sixty (60) days before initiating an action in the appropriate jurisdiction; provided, however, that each party reserves the right to pursue and defend its rights in court after the said sixty (60) day period.

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9.3.   Injunctive Relief. The foregoing notwithstanding, each party shall have the right to seek injunctive relief in an applicable court of law or equity pending resolution of the dispute in accordance with the foregoing.

10.      General.

10.1.  Notice. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to COSG: COSMOS GROUP HOLDINGS INC. Rooms 1705-6, 17th Floor, Tai Yau Building No. 181 Johnston Road Wanchai, Hong Kong Fax: +852 3643 1125 Attn: Secretary	If to HKHL: HONG KONG HEALTHTECH LIMITED Room 1703, Times Tower, 928 Cheung Sha Wan Road, Kowloon, Hong Kong Fax: _________________________ Attn: Secretary

If to the HKHL ENTITIES:

深圳傅正勤教育科技有限公司

1st Floor, Building 3, Mei Nian Plaza, Nanhai Avenue, China Merchants Street, Nanshan District, Shenzhen, P.R.C.

深圳市南山区招商街道南海大道美年广场3栋1层106-111号

Fax: ___________________________

Attn: Secretary

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

10.2.  Compliance. Each party hereto shall each comply with the provisions of all applicable federal, state, and local laws, ordinances, regulations and codes (including, without limitation, procurement of required permits or certificates) in fulfillment of their obligations under this Agreement. To the extent any Intellectual Property Rights or Future Intellectual Property Rights held by either party are subject to U.S. export and foreign transactions control regulations, each party undertakes that it shall neither export, nor cause nor permit to be exported, without the other party's prior written consent and without compliance with applicable law and regulation, any such Intellectual Property Rights or Future Intellectual Property Rights of the other party out of the United States of America, nor shall such rights be made available by such party, directly or indirectly, for use in any project associated with the design, development, production, testing, stockpiling or use of: (i) nuclear weapons or facilities to produce nuclear explosives, (ii) missiles, or (iii) chemical or biological warfare agents. Each party agrees to comply with all applicable laws and regulations relating to the exportation of technical information, as they currently exist and as they may be amended from time to time.

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10.3.  Assignment, Subcontracting. Neither this Agreement nor any rights or obligations hereunder shall be assignable by either of the parties without the other party's prior written consent; provided, however, that each party may assign this Agreement to any Affiliate or to any purchaser of any of such party or of such party's business to which such license relates upon the sale of all or substantially all of the assets of such business or upon a merger, stock swap or other means by which a third party acquires that part of such party's business to which such license relates. Any attempted or purported assignment in violation of the foregoing shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each party hereto.

10.4.  Waiver of Terms and Conditions. Failure to enforce any of the terms or conditions of this Agreement shall not constitute a waiver of any such terms or conditions, or of any other terms or conditions.

10.5.  Severability. Where any provision of this Agreement is declared invalid, illegal, void or unenforceable, or any changes or modifications are required by regulatory or judicial action, and any such invalid, illegal, void or unenforceable provision, or such change or modification, substantially affects any material obligation of a party hereto, the remaining provisions of this Agreement shall remain in effect and the parties shall mutually agree upon a course of action with respect to such invalid provision or such change or modification to the end that the purposes of this Agreement are carried out.

10.6.  Governing Law. This Agreement, and the rights and obligations contained in it, shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction.

10.7.  No Unreasonable Delay or Withholding. Where agreement, approval, acceptance, consent or similar action by any of the HKHL Entities is required, such action shall not be unreasonably delayed or withheld.

10.8.  Force Majeure. If performance of any obligations by either party under this Agreement is prevented, restricted or interfered with by reason of acts of God, wars, revolution, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, labor difficulties, including, without limitation, strikes, slowdowns, picketing or boycotts, communication line failures, power failures, or any other circumstances beyond the reasonable control and not involving any fault or negligence of the party affected, the party affected, upon giving prompt notice to the other party, shall be excused from such performance on a day-to-day basis during the continuance of such prevention, restriction or interference (and the other party shall likewise be excused, on a day-to-day basis during the same period, from performance of its obligations which are dependent upon or affected by such nonperformance); provided, however, that the party so affected shall use its best reasonable efforts to avoid or remove such causes of nonperformance and both parties shall proceed immediately with the performance of their obligations under this Agreement whenever such causes are removed or cease.

10.9.  Entire Agreement. This Agreement represents the entire understanding between the parties with the respect to its provisions and cancels and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter. This Agreement may only be modified or amended by an instrument in writing signed by duly authorized representatives of the parties. This Agreement shall be deemed to include all Schedules attached hereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers to be effective as of the Effective Date.

COSMOS GROUP HOLDINGS, INC., a Nevada corporation By: ____________________________________ Miky Y.C. Wan Chief Executive Officer, Interim Chief Financial Officer and President	HONG KONG HEALTHTECH LIMITED, a Hong Kong limited liability company By: ___________________________________ Wing Lok Jonathan SO Director

深圳傅正勤教育科技有限公司(formerly known as Shenzhen Yongle Innovative Education Limited) a limited company organized under the laws of the People’s Republic of China

By: ____________________________________

董丽丽

Legal Representative

11

EXHIBIT A

EXISTING PATENTS OWNED BY THE HKHL ENTITIES

NONE

12

EXHIBIT B

EXISTING PATENTS JOINTLY OWNED BY COSG AND THE HKHL ENTITIES

NONE

13

EXHIBIT C

EXISTING NON-STATUTORY INTELLECTUAL PROPERTY OF THE HKHL ENTITIES

NONE

14

EXHIBIT D

EXISTING OTHER INTELLECTUAL PROPERTY OF EACH HKHL ENTITY

All rights under license(s) from Shenzhen Yongle Innovative Education Limited (now known as 深圳傅正勤教育科技有限公司) in favour of HKHL including without limitation, licenses relating to approximately 1170 Education Apps, 144 Books, 6 Education software, 49061 publishable pages of Comic drawings for use in the Business.

15

Number 序号	Copyright Owner 著作权人	Company Registered Location 公司地域所属	Title Of Books作品名称	Registered Time 登记时间	Certificate Registration Number 证书登记号	Registration Status 1. Registered 2. In Progress 3. Intended to register 登记状况 1.已登记 2.登记中 3.拟登记
1	Shenzhen Yongle Innovative Education Limited.	China	Yongle International Multimedia Innovative Course（Health） 150apps	2016年03月10日	软着登字第1228009号	Registered
2	Shenzhen Yongle Innovative Education Limited.	China	Yongle International Multimedia Innovative Course（Chinese） 150apps	2016年03月15日	软着登字第1231615号	Registered
3	Shenzhen Yongle Innovative Education Limited.	China	Yongle International Multimedia Innovative Course（English） 150apps	2016年03月15日	软着登字第1231620号	Registered
4	Shenzhen Yongle Innovative Education Limited.	China	Yongle International Multimedia Innovative Course（Moral Education） 150apps	2016年03月15日	软着登字第1232744号	Registered
5	Shenzhen Yongle Innovative Education Limited.	China	Yongle International Multimedia Innovative Course（Math） 150apps	2016年03月15日	软着登字第1232794号	Registered
6	Shenzhen Yongle Innovative Education Limited.	China	Yongle International Multimedia Innovative Course（Art） 150apps	2016年03月16日	软着登字第1234094号	Registered
7	Shenzhen Yongle Innovative Education Limited.	China	Yongle International Multimedia Innovative Course（Science） 150apps	2016年03月17日	软着登字第1234367号	Registered
8	Shenzhen Yongle Innovative Education Limited.	China	Yongle International Multimedia Innovative Course（Chinese Culture） 150apps	2016年03月18日	软着登字第1236150号	Registered
9	Shenzhen Yongle Innovative Education Limited.	China	Yongle Innovative Course（Insects） （AR computer software copyright）	2017年3月22日	软着登字第1672664号	Registered
10	Shenzhen Yongle Innovative Education Limited.	China	Yongle Innovative Course（Marine life） （AR computer software copyright）	2017年3月23日	软着登字第1673627号	Registered
11	Shenzhen Yongle Innovative Education Limited.	China	Yongle Innovative Course（Dinosaur） （AR computer software copyright）	2017年3月27日	软着登字第1677218号	Registered
12	Shenzhen Yongle Innovative Education Limited.	China	Yongle Innovative Course（Terrestrail Animal） （AR computer software copyright）	2017年3月28日	软着登字第1678733号	Registered
13	Shenzhen Yongle Innovative Education Limited.	China	Yongle Innovative Course（Reptile） （AR computer software copyright）	2017年3月30日	软着登字第1683068号	Registered
14	Shenzhen Yongle Innovative Education Limited.	China	Yongle Innovative Course（Birds） （AR computer software copyright）	2017年3月31日	软着登字第1683956号	Registered
15	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (English) K1	2016年07月20日	国作登字-2016-L-00291027	Registered
16	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (English) K2	2016年07月20日	国作登字-2016-L-00291028	Registered
17	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (English) K3	2016年07月20日	国作登字-2016-L-00291029	Registered
18	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (Chinese) K1	2017年06月13日	国作登字-2017-L-00471828	Registered
19	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (Chinese) K2	2017年06月13日	国作登字-2017-L-00471827	Registered
20	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (Chinese) K3	2017年06月13日	国作登字-2017-L-00471826	Registered
21	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (Math) K1	2017年06月13日	国作登字-2017-L-00471831	Registered
22	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (Math) K2	2017年06月12日	国作登字-2017-L-00471732	Registered
23	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (Math) K3	2017年06月12日	国作登字-2017-L-00471731	Registered
24	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (Logic) K1	2017年06月13日	国作登字-2017-L-00471830	Registered
25	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (Logic) K2	2017年06月13日	国作登字-2017-L-00471829	Registered
26	Shenzhen Yongle Innovative Education Limited.	China	Yongle Children's Book (Logic) K3	2017年06月12日	国作登字-2017-L-00471819	Registered

16

可出版漫画2015-1-22 Publishable Comics 2015-1-22
故事名称 (Story Name)	黑线稿 (Black)	色稿 (Colour)	印刷稿（AI）	推广稿（JPG）	总页数 Total Pages
仓鼠网络漫画
哈皮运动场（篮球争霸赛）	#1-#12	#1-#12	#1-#12	#1-#12	120p
（接力赛）	#1-#4	#1-#4	#1-#4	#1-#4	40p
（完美射击）	#1-#4	#1-#4	#1-#4	#1-#4	40p
爱新奇，爱搞事（唱歌家与科学家）	#1	#1	#1	#1	10p
（消极药丸）	#1	#1	#1	#1	10p
（爱新奇旦学发明）	#1-#2	#1-#2	#1-#2	#1-#2	20p
（我发明超级炸弹）	#1-#4	#1-#4	#1-#4	#1-#4	40p
（动作捕捉器）	#1-#2	#1-#2	#1-#2	#1-#2	20p
（厌食的爱搞事旦）	#1-#2	#1-#2	#1-#2	#1-#2	20p
（妈妈的生日礼物）	#1-#4	#1-#4	#1-#4	#1-#4	40p
（正义使者）	#1-#4	#1-#4	#1-#4	#1-#4	40p
狐经理的打工日记(招工那些事儿）	#1-#4	#1-#4	#1-#4	#1-#4	40p
（梦工厂）	#1-#4	#1-#4	#1-#4	#1-#4	40p
（盖世武侠的陪练）	#1-#4	#1-#4	#1-#4	#1-#4	40p
（奇逢敌手）	#1-#4	#1-#4	#1-#4	#1-#4	40p
（非常保镖）	#1-#4	#1-#4	#1-#4	#1-#4	40p
小糖旦的公主梦（公主与巨龙）	#1-#4	#1-#4	#1-#4	#1-#4	40p
（多头史小龙的反攻）	#1-#2	#1-#2	#1-#2	#1-#2	20p
（水晶城和不笑兔）	#1-#4	#1-#4	#1-#4	#1-#4	40p
（寻找生命之国的眼泪）	#1-#5	#1-#5	#1-#5	#1-#5	50p
（黑巫婆的诅咒）	#1-#3	#1-#3	#1-#3	#1-#3	30p
（再见水晶城）	#1-#4	#1-#4	#1-#4	#1-#4	40p
			仓鼠网络漫画总页数 (Subtotal)		820p
仓鼠乐园漫画	#1-#69	#1-#69	#1-#69	#1-#69	1560p
因之前出版原因：（1-13,16,18-62期是从6-7页开始）
（14,15,17期是从26-27页开始）
（63-69期是从1-2页开始）
注：	#1 （jpg：P6-27）（ai：P28-45）
#2 （ai：P6-23）（jpg：P24-45）
	#1-#9	#1-#9	#1-#9	#1-#9	每回40p (per round)
	#10-#69	#10-#69	#10-#69	#10-#69	每回20p (per round)
仓鼠365天小故事
A系列	#1-#53	#1-#53	#1-#53	#1-#53	265p
B系列	#1-#25	#1-#25	#1-#25	#1-#25	125p
C系列	#1-#25	#1-#25	#1-#25	#1-#25	125p
D系列	#1-#22	#1-#22	#1-#22	#1-#22	110p
E系列	#1-#17	#1-#17	#1-#17	#1-#17	85p
	#1-#47	#1-#47	#1-#47	#1-#47	235p
			仓鼠365天小故事总页数 (Subtotal)		945p
傻猫干大事	#1-#41	#1-#41	#1-#41	#1-#41	820p
爸妈小时代	#1-#5	#1-#5	#1-#5	#1-#5	99p
2020超新世纪	#1-#5	#1-#5	#1-#5	#1-#5	100p
狐狸四格漫画	#1-#2	#1-#2	#1-#2	#1-#2	60p
雷霆战友（封面1页，内文稿P1-7）共8页，而版头是封面重用的就是第9页	8p	9p	9p	9p	9p
树懒亚DO	#1-#3	#1-#3	#1-#3	#1-#3	90p
太空小英雄—科普书	#1、#2、#3第一回	#1、#2、#3第一回	#1、#2、#3第一回	#1、#2、#3第一回	378p
太空小英雄	#1-#3	#1-#3	#1-#3	#1-#3	80p
所有可出版漫画总页数Publishable Comics ：4961p

17

EXHIBIT E

OTHER INTELLECTUAL PROPERTY OF THE HKHL ENTITIES

NONE

18